UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2024, Collegium Pharmaceutical, Inc. (the “Company”) issued a press release announcing its financial results for the quarterly period ended September 30, 2024. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On November 6, 2024, the Board of Directors (the “Board”) of the Company appointed Vikram Karnani to serve as the Company’s President and Chief Executive Officer, effective November 12, 2024 (the “Effective Date”). Concurrently with his appointment as President and Chief Executive Officer and effective as of the Effective Date, Mr. Karnani will be appointed to serve as a member of the Board and the size of the Board will increase to eight directors. As of the Effective Date, Mr. Karnani will serve as the Company’s principal executive officer, succeeding Michael Heffernan, who will continue to serve as the Company’s Chairman of the Board.

Mr. Karnani, age 50, previously served as Executive Vice President and President, Global Commercial Operations and Medical Affairs at Amgen Inc. (“Amgen”), a global biotechnology company. Mr. Karnani joined Amgen in October 2023 through Amgen’s acquisition of Horizon Therapeutics plc (“Horizon”). Mr. Karnani joined Horizon in 2014, holding numerous leadership positions including Executive Vice President and President, International, from August 2020 until October 2023; Executive Vice President and Chief Commercial Officer from March 2018 to August 2020; Senior Vice President, Rheumatology Business Unit from February 2017 to March 2018; and General Manager, Specialty Business Unit from July 2014 until February 2017. Prior to joining Horizon, Mr. Karnani was with Fresenius Kabi AG (“Fresenius Kabi”), a global health care company, where he served as Vice President of the therapeutics and cell therapy business from October 2011 to July 2014. Mr. Karnani has a master’s degree from the Kellogg School of Management at Northwestern University, a master’s degree in electrical engineering from Case Western Reserve University and a bachelor of science degree in electrical engineering from University of Bombay, India.

In connection with Mr. Karnani’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Karnani entered into an employment agreement on November 6, 2024 (the “Agreement”). Pursuant to the Agreement, which is effective as of the Effective Date, Mr. Karnani is eligible for (i) an annual base salary paid at the rate of $875,000 per year, (ii) an annual performance-based target bonus of 75% of his annual base salary, pro-rated for 2024, (iii) a one-time signing bonus of $500,000, and (iv) equity awards with an aggregate value of $10 million comprised of 25% stock options (the “Option”), 37.5% restricted stock units (the “RSUs”) and 37.5% performance share units (the “PSUs”). The Options, RSUs and PSUs will be granted to Mr. Karnani under the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Plan”). Mr. Karnani will not be eligible for annual equity grants made to executives in early 2025, but shall be eligible for annual equity award grants in each year thereafter during his employment.

The Option will vest 25% on the first anniversary of the date that Mr. Karnani’s employment with the Company commences, with the remaining 75% vesting in quarterly installments over the next three years beginning on the first quarter following the first anniversary of the Option vesting commencement date, subject to Mr. Karnani’s continued employment with the Company and subject to the terms of the Plan. The Option will have an exercise price equal to the fair market value of the Company’s Common Stock on the grant date. The RSUs will vest 25% on the first anniversary of the date that Mr. Karnani’s employment with the Company commences, with the remaining 75% vesting in annual installments over the next three years beginning one year after the first anniversary of the RSU vesting commencement date, subject to Mr. Karnani’s continued service with the Company and subject to the terms of the Plan. Subject to Mr. Karnani’s continuous service through the applicable vesting dates and subject to the terms of the Plan, the PSUs will have a three-year performance period commencing January 1, 2025 and will vest based upon the Compensation Committee’s determination of the satisfaction of relative total shareholder return performance criteria to be set by the Board.

Upon a termination of Mr. Karnani’s employment without “cause” (as defined in the Agreement) by the Company or resignation for “good reason” (as defined in the Agreement), subject to, among other terms, Mr. Karnani’s execution of the “release” (as defined in the Agreement), Mr. Karnani is entitled to receive (i) payment of any annual bonus otherwise payable (but for the cessation of Mr. Karnani’s employment) with respect to a year ended prior to the cessation of employment; (ii) continuation of his base salary for eighteen (18) months; (iii) waiver of the applicable premium otherwise payable for COBRA continuation coverage for Mr. Karani for eighteen (18) months, (iv) payment equal to (a) Mr. Karnani’s target bonus multiplied by (b) 1.5, paid in eighteen (18) substantially equal installments over an eighteen-month period and in accordance with the Company’s standard payroll practices; (v) accelerated vesting of any unvested equity awards that are solely subject to time-based vesting criteria equal to what would have vested had Mr. Karnani remained employed for eighteen (18) additional months; and (vi) accelerated vesting of any unvested equity awards that are subject to performance-based vesting criteria equal to what would have vested in connection with any annual or cumulative performance vesting period that ends during the eighteen (18) month period immediately following such termination of Mr. Karnani’s employment, such determination to be made by the Compensation Committee in its reasonable discretion.

Upon a termination of Mr. Karani’s employment without cause or for good reason within the one (1) month period prior to or the twelve (12) month period immediately following a “change in control” (as defined in the Agreement), subject to, among other terms, Mr. Karani’s execution of the release, then (i) all of Mr. Karnani’s unvested equity awards that are subject only to time-based vesting will become immediately and automatically fully vested and exercisable (as applicable); (ii) in lieu of continuation of Mr. Karnani’s salary for eighteen (18) months, Mr. Karnani shall receive two (2) times his base salary, paid in a lump sum; (iii) in lieu of any other bonus payment, Mr. Karnani shall receive two (2) times his target bonus payable in a lump sum; and (iv) Mr. Karani will be entitled to waiver of the applicable premium otherwise payable for COBRA continuation coverage for Mr. Karani for twenty-four (24) months in lieu of eighteen (18) months (provided that if such COBRA continuation period expires after eighteen (18) months under applicable law, the Company will instead pay to Mr. Karani a taxable lump sum payment equal to six (6) months of the monthly COBRA premium then in effect). Any unvested equity awards that are subject to performance-based vesting shall become vested in accordance with the Plan and the applicable award agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

There are no arrangements or understandings between Mr. Karnani and any other persons pursuant to which Mr. Karnani was appointed as President and Chief Executive Officer of the Company. In addition, there are no family relationships between Mr. Karnani and any director or executive officer of the Company, and there are no transactions involving Mr. Karnani requiring disclosure under Item 404(a) of Regulation S-K.

On November 7, 2024, the Company issued a press release announcing the appointment of Mr. Karnani to Chief Executive Officer. The full text of this press release is attached hereto as Exhibit 99.2.

Item 7.01 Regulation FD Disclosure.

On November 7, 2024, the Company released an earnings presentation and issued a press release announcing the appointment of Mr. Karnani to Chief Executive Officer. The presentation is attached hereto as Exhibit 99.2 and the press release is attached hereto as Exhibit 99.3, and each is being furnished, not filed, under Item 7.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release, dated November 7, 2024
99.2	Earnings Presentation, dated November 7, 2024
99.3	Press Release, dated November 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2024	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer